Exhibit 10.3

EXECUTION COPY

CONFIDENTIAL

THIRD AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This THIRD AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”), dated as of April 15, 2020, is made and entered into by and among PACIFIC ETHANOL CENTRAL, LLC, a Delaware limited liability company (the “Seller”), PACIFIC AURORA, LLC, a Delaware limited liability company (the “Company”), and AURORA COOPERATIVE ELEVATOR COMPANY, a Nebraska cooperative company (“Buyer”). Seller, the Company and Buyer are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain Membership Interest Purchase Agreement dated as of February 28, 2020, that certain First Amendment to Membership Interest Purchase Agreement dated as of March 17, 2020, and that certain Second Amendment to Membership Interest Purchase Agreement dated as of March 31, 2020 (as amended, the “Agreement”), pursuant to which Buyer will purchase from Seller, and Seller will sell to Buyer, all of the Company Interests, subject to and in accordance with the terms of the Agreement; and

WHEREAS, the Parties now desire to amend the Agreement with respect to the Closing.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows:

1. Definitions. Except as otherwise expressly provided herein, all capitalized terms used in this Amendment and not defined herein shall have the respective meanings ascribed thereto in the Agreement.

2. Amendment to Agreement. The Agreement is hereby amended as follows:

(A) Amendments to Article I (Definitions) – New Definitions. Article I of the Agreement is amended by adding in the appropriate alphabetical order the following definitions in their entirety to read as follows:

“‘Environmental Indemnity’ has the meaning set forth in Section 10.2(a).

“‘ERI’ means ERI Solutions, LLC.

“‘ERI SOWs’ means (a) that certain Statement of Work to the Master Agreement for Services dated April 15, 2020 by and between Buyer and ERI with respect to the west ethanol production facilities at the Aurora Facilities; and (b) that certain Statement of Work to the Master Agreement for Services dated April 15, 2020 by and between Buyer and ERI with respect to the east ethanol production facilities at the Aurora Facilities.

“‘FCC’ means the United States Federal Communications Commission.”

“‘FCC Indemnity’ has the meaning set forth in Section 10.2(a).

“‘FCC Violations’ has the meaning set forth in Section 10.2(a).

“‘Pekin Facility’ has the meaning set forth in Section 6.15.

“‘Reference Price’ has the meaning set forth in Section 6.15.

“‘Repair Indemnity’ has meaning set forth in Section 10.2(a).

“‘Phase II Report’ means that certain draft Phase II Environmental Site Assessment dated April 10, 2020, prepared by Pinnacle Engineering, Inc. as Pinnacle Project EM20202009.

“‘Special Indemnities’ means the (a) FCC Indemnity, (b) Environmental Indemnity, (c) Repair Indemnity, (d) Syngenta Indemnity, and (e) Title Indemnity.”

“‘Title Indemnity’ has meaning set forth in Section 10.2(a).

(B) Amendments to Article I (Definitions) – Amended Definitions. Article I of the Agreement is further amended as follows:

(1) Seller Negotiable Note. The definition of “Seller Negotiable Note” is hereby amended by deleting “7.5%” and replacing “5.0%” in substitution therefor.

(2) Seller Non-Negotiable Note. The definition of “Seller Non-Negotiable Note” is hereby amended by deleting “7.5%” and replacing “4.5%” in substitution therefor.

(C) Section 6.9 (Reduction of Railcar Fleet). Section 6.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.9 Reduction of Railcar Fleet. During the Interim Period and after Closing, the Parties agree to use commercially reasonable efforts to enter into amendments to the leases or other Contracts for the Railcar Fleet to reduce the number of railroad cars in the Railcar Fleet to no more than 200 cars, which shall include all 100 J cars available from the Railcar Fleet, and obtain any necessary Third Party Consents with respect to such amendments and any required assignment of such leases or other Contract to Company after Closing.”

(D) Section 6.15 (Non-Compliant Ethanol). Section 6.15 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.15 Non-Compliant Ethanol. Seller shall (a) not permit, and shall cause Parent to not permit, Kinergy to (i) exercise any put-back, offset or repurchase rights with respect to any Non-Compliant Ethanol acquired by Kinergy pursuant to the Ethanol Marketing Agreement prior to the date of this Agreement, or (ii) otherwise cause any such Non-Compliant Ethanol to be transferred to the Company or any Company Subsidiary, and (b) cause Parent to cause Kinergy to purchase all Non-Compliant Ethanol not previously paid for by Kinergy prior to the date hereof, at the Reference Price (as defined below) determined as of the Business Day prior to the Closing Date (the “Non-Compliant Ethanol Purchase Price”). Payment for the Non-Compliant Ethanol so purchased shall be reflected in the Closing Cash Payment Amount. The portion of Non-Compliant Ethanol stored in certain of the Railcar Fleet located at the Aurora Facility and Parent’s ethanol facility located in Pekin, Illinois (the “Pekin Facility”) and purchased by Kinergy pursuant to the foregoing may remain stored such railcars at the Aurora Facility or the Pekin Facility, as the case may be, at no cost or expense to Kinergy; provided, however, Kingery shall remove such Non-Compliant Ethanol from the Aurora Facility no later than thirty (30) days after written notice from the Company directing such removal, and return all railcars being used to store the Non-Compliant Ethanol to the Company promptly thereafter. Further, no portion of the Non-Compliant Ethanol may be blended at the Aurora Facility at any time unless Company and its Subsidiaries, in their sole and absolute discretion, provide written consent to permit such blending to occur. At any time that Kinergy removes any Non-Compliant Ethanol from the Aurora Facility or the Pekin Facility (whether stored in the Railcar Fleet or the storage tank(s) at the Pekin Facility), if the Reference Price determined as of the Business Day prior to such removal is higher than the Non-Compliant Ethanol Purchase Price, then Parent shall cause Kinergy to remit to the Company, within five (5) Business Days after such removal an amount equal to 50% of the product of (A x B), where A is equal to such Reference Price minus the Non-Compliant Purchase Price, and B is equal to the total number of gallons of Non-Compliant Ethanol removed from the Aurora Facility or the Pekin Facility. For purposes of the foregoing, the term “Reference Price” means the greater of (y) the OPIS NE ethanol posting for ethanol meeting the specifications set forth in Exhibit C FOB the Aurora Facility, and (z) the average of the OPIS NE ethanol posting for ethanol meeting the specifications set forth in Exhibit C FOB the Aurora Facility for the ten (10) prior Business Days.”

(E) Section 7.1(i) (Closing Deliverables of Seller). Section 7.1(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Intentionally omitted.”

(F) Section 10.2 (Indemnification Provisions for Benefit of Buyer). Section 10.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“10.2 Indemnification Provisions for Benefit of Buyer.

(a) Subject to the terms and conditions of this Article 10, from and after the Closing, Seller will indemnify and hold harmless Buyer, Company, each Company Subsidiary and their respective successors and assigns (the “Buyer Indemnitees”) from and against (i) any Losses that any Buyer Indemnitee incurs (provided that an indemnification claim with respect to such Losses is made pursuant to this Article 10 prior to the end of any applicable survival period) resulting from or caused by (A) any breach or inaccuracy of any representation or warranty made by Seller in Article 3 or Article 4 or in any exhibits attached hereto, and (B) any breach of any covenant or agreement of Seller in this Agreement or any pre-Closing covenant or agreement of the Company, (ii) any Transaction Expenses to the extent not paid in full on or prior to the Closing Date; (iii) 73.93% of any amount paid by the Company to Syngenta in excess of $900,000 up to a maximum of $1,800,000 with respect to the Syngenta Payment Demand (the “Syngenta Indemnity”); (iv) without limiting Seller’s obligations under Section 10.2(a)(i)(A) but notwithstanding anything to the contrary in this Agreement, any Losses that any Buyer Indemnitee incurs resulting from any violation existing at Closing of applicable Laws governing or relating to any radio license issued by the FCC and held by the Company or any Company Subsidiary or used in connection with the operation of the Business (the “FCC Violations”), including without limitation, (A) all out-of-pocket costs and expenses and (B) fines, penalties or other monetary assessments imposed by the FCC on any Buyer Indemnitee as a result of any and all FCC Violations (the “FCC Indemnity”); (v) without limiting Seller’s obligations under Section 10.2(a)(i)(A) but notwithstanding anything to the contrary in this Agreement, any Losses that any Buyer Indemnitee incurs relating to the (A) remediation of the soil contamination and neutralization of stormwater pond described in the Phase II Report and (B) restoration of the affected soil and stormwater pond located on the Owned Real Property to their uncontaminated condition, including without limitation, (1) all out-of-pocket costs and expenses and (2) any fines, penalties or other monetary assessments imposed upon any Buyer Indemnitee in connection therewith (the “Environmental Indemnity”); (vi) without limiting Seller’s obligations under Section 10.2(a)(i)(A) but notwithstanding anything to the contrary in this Agreement, any Losses that any Buyer Indemnitee incurs in connection with performing or causing to be performed all tank, vessel and pipe inspections and repairs set forth in the ERI SOWs relating solely to the matters described in Items 5, 6, 7 and 8 of Schedule 4.7(a) (the “Repair Indemnity”); and (vii) without limiting Seller’s obligations under Section 10.2(a)(i)(A) but notwithstanding anything to the contrary in this Agreement, any Losses that any Buyer Indemnitee incurs resulting from any Lien filed or recorded against the Owned Real Property or Leased Real Property at any time after March 11, 2020 (even if such filing or recording occurs after Closing) that relates to actions or inactions of, or are otherwise caused by, the Company or any Company Subsidiary prior to Closing (the “Gap Liens”), including without limitation, any out-of-pockets costs and expenses incurred by any Buyer Indemnitee (A) to remove or cause the removal of such Gap Lien(s) or (B) under any indemnity obligations relating to such Gap Liens(s) owing by any Buyer Indemnitee to any title company insuring all or a portion of the Owned Real Property or the Leased Real Property (the “Title Indemnity”).

(b) With respect to the matters described in Section 10.2(a), Seller will have no liability with respect to such matters until Buyer Indemnitees have incurred aggregate Losses by reason of all such breaches in excess of $250,000 (the “Deductible”), after which point Seller will be obligated to indemnify Buyer Indemnitees from and against all indemnifiable Losses exceeding the Deductible; provided, however, that the foregoing limitation shall not apply to any indemnifiable Losses resulting from (i) breaches of the Fundamental Representations made by Company or Seller, (ii) any of the Special Indemnities, or (iii) for fraud or willful misconduct.

(c) The aggregate maximum liability of Seller with respect to the matters described in Sections 10.2(a) shall in no event exceed $7,920,000.00 (the “Indemnity Cap”); provided, however, that any indemnifiable Losses resulting from breaches of the Fundamental Representations or for fraud or willful misconduct shall not be subject to the Indemnity Cap.

(d) For purposes of this Article 10, Losses shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to the representations or warranties in this Agreement. The inaccuracy or breach of any representation or warranty in this Agreement (as opposed to the calculation of Losses) shall be determined with regard to all materiality, Material Adverse Effect and other similar qualification contained in or otherwise applicable to such representation or warranty. In no event shall (i) Seller be liable for any Losses in respect of any inaccuracy or breach of any representation or warranty hereunder to the extent such inaccuracy or breach is attributable to (A) fraud, gross negligence or willful misconduct on the part of Buyer, (B) a violation of Law by Buyer or (C) any breach or misrepresentation by Buyer under any Affiliate Agreement, or (ii) Buyer be liable for any Losses in respect of any inaccuracy or breach of any representation or warranty hereunder to the extent such inaccuracy or breach is attributable to (A) fraud, gross negligence or willful misconduct on the part of Seller, (B) a violation of Law by Seller or (C) any breach or misrepresentation by Seller under the Company Operating Agreement or by Seller or Company under any Affiliate Agreement.

(e) Notwithstanding anything contained in this Agreement to the contrary, for any indemnification to which Buyer is entitled under this Agreement, Buyer’s sole and exclusive remedy for the recoupment of all or any portion of its indemnifiable Losses it may suffer shall be through a reduction in the principal amount outstanding under the Seller Non-Negotiable Note; provided, however, that any indemnifiable Losses resulting from breaches of the Fundamental Representations or for fraud or willful misconduct shall not be subject to the limitations of this Section 10.2(e). The reduction of the principal amount of the Seller Non-Negotiable Note shall affect the timing and amount of payments required under the Seller Non-Negotiable Note in the same manner as if Buyer had made a permitted prepayment (without premium, interest or penalty) thereunder. In the event of a reduction in the principal amount of the Seller Non-Negotiable Note as a result of this Section 10.2(e), Seller and Buyer shall execute an amendment or supplement to the Seller Non-Negotiable Note to decrease the principal amount thereof; provided, however, no failure of Seller to deliver such amendment or supplement shall affect the validity of the reduction resulting from Buyer’s exercise of its recoupment rights.”

(G) Amended and Restated Disclosure Schedules. The Agreement is amended by deleting in its entirety the Disclosure Schedules attached thereto and replacing the same with the Amended and Restated Disclosure Schedules attached hereto.

3. FCC Violations. Notwithstanding anything to the contrary in the Agreement or this Amendment, Seller shall take any and all actions necessary to remedy all FCC Violations, including without limitation, (a) submitting all required applications to transfer control of the underlying radio licenses issued by the FCC and held by the Company or any Company Subsidiary or used in connection with the operation of the Business, (b) filing all required waiver requests with respect to the FCC Violations, and (c) filing all required notifications with respect to the (i) consummation of the transactions giving rise to the FCC Violations; and (ii) Company Subsidiaries’ prior name changes. The foregoing actions shall be taken as soon as reasonably practicable and Seller shall (x) provide drafts of all such applications, requests, notifications and other documents to be submitted to the FCC in connection therewith to Buyer prior to such submission, (y) obtain Buyer’s approval thereof, and (z) provide copies of all such applications, requests, notifications and other documents submitted to the FCC to Buyer immediately upon submission thereof.

4. Seller’s Obligation to Cooperate and Assist. Notwithstanding anything to the contrary in the Agreement or this Amendment, Seller shall, upon request by any Buyer Indemnitee, cooperate with and assist, at Seller’s sole cost and expense, all Buyer Indemnitees and such parties’ agents, employees, officers, consultants, attorneys and other professionals with respect to all actions necessary to (a) remedy the FCC Violations, (b) remediate the contamination of the soil and neutralize the stormwater pond located on the Owned Real Property, as described in the Phase II Report, and restore the conditions thereof, and (c) remove the Gap Liens from the Owned Real Property or Leased Real Property.

5. References to Agreement and Disclosure Schedules.

(a) All references in the Agreement to “this Agreement” shall be deemed to refer to the Agreement as amended hereby, and any and all references in any of the Ancillary Agreements to the Agreement shall be deemed to refer to the Agreement as amended hereby; provided, however, references to “the date of this Agreement”, “the date hereof” and similar references shall continue to refer to the original date of the Agreement and not to the date of this Amendment.

(b) All references in the Agreement to “Schedule” and “Disclosure Schedules” shall be deemed to refer to the Amended and Restated Disclosure Schedules attached to this Amendment.

6. Ratification; Continuing Effect of the Agreement. This Amendment shall only amend and modify the Agreement to the extent specifically provided herein. In all other respects, the Agreement is hereby ratified and confirmed and remains in full force and effect and shall not be altered by any provisions herein contained. In the event of any conflict or inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

7. Representations and Warranties. Each Party hereto represents and warrants that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) it has full power and authority to enter into this Amendment and to perform its obligations hereunder; (c) the execution and delivery of this Amendment by it and the performance by it of its obligations hereunder have been duly and validly authorized by all necessary action; and (d) it has not relied on any representation, warranty, covenant, understanding, agreement, written or oral, discussions, or negotiation not expressly contained herein or in the Agreement in entering into this Amendment.

8. No Third-Party Beneficiaries. Except as expressly provided herein, this Amendment shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

9. Entire Agreement. This Amendment and the Agreement (including the documents and the instruments referred to therein and attached thereto) shall together constitutes the entire agreement among the Parties and shall supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

10. Successors and Assigns. Subject to Section 13.3 of the Agreement, this Amendment shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

11. Counterparts. This Amendment may be executed in any number of counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed an original, but all of which shall be considered one and the same agreement, and shall become effective when each Party has received counterparts signed by each of the other Parties, it being understood and agreed that delivery of a signed counterpart signature page to this Amendment by facsimile transmission, by electronic mail in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute valid and sufficient delivery thereof.

12. Headings. The title of and the section and paragraph headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of any of the terms or provisions of this Amendment.

13. Further Amendments; Waiver. Subject to applicable Law, this Amendment may not be amended, modified or supplemented except by an instrument in writing signed by the Parties. Any agreement on the part of a Party to any waiver of any of the provisions of this Amendment shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Amendment to assert any of its rights under this Amendment or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof.

14. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction is invalid, illegal, void, unenforceable or against regulatory policy, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Amendment are consummated as originally contemplated to the greatest extent possible.

15. Construction. The Parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to Membership Interest Purchase Agreement on the date first above written.

SELLER:

PACIFIC ETHANOL CENTRAL, LLC,
a Delaware limited liability company

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title	Chief Financial Officer

COMPANY:

PACIFIC AURORA, LLC,
a Delaware limited liability company

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title	Chief Financial Officer

BUYER:

AURORA COOPERATIVE ELEVATOR COMPANY, a Nebraska cooperative corporation

By:	/s/ Christopher J. Vincent
Name:	Christopher J. Vincent
Title:	Chief Executive Officer

Signature Page To Third Amendment To Membership Interest Purchase Agreement